UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, the Board of Directors (the “Board”) of Moderna, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Elizabeth E. Tallett to the Board effective July 1, 2020. Ms. Tallett will serve as a Class III director of the Company, to hold office until the 2021 annual meeting of stockholders or until her earlier death, resignation or removal. Ms. Tallett was also appointed to serve on the Audit Committee of the Board. Upon the appointment of Ms. Tallett to the Audit Committee, Dr. François Nader will step down from the Audit Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), the Board granted Ms. Tallett an initial option to purchase 12,590 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant (the “Initial Option Grant”). The Initial Option Grant will vest in full on the one-year anniversary of the date of grant, subject to Ms. Tallett’s continued service on the Board. Pursuant to the Policy, the Board granted Ms. Tallett an additional option to purchase 11,229 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant (the “Prorated Annual Option Grant”). The Prorated Annual Option Grant will vest in full on the date of the 2021 annual meeting of stockholders, subject to Ms. Tallett’s continued service on the Board.

Ms. Tallett has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on November 9, 2018. There are no arrangements or understandings between Ms. Tallett and any other person pursuant to which Ms. Tallett was appointed as a member of the Board. There are no family relationships between Ms. Tallett, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Ms. Tallett that are reportable pursuant to Item 404(a) of Regulation S-K except that Ms. Tallett’s son is an employee of the Company. He is not one of our executive officers, does not currently report directly to any of our executive officers, and does not share a household with Ms. Tallett. During 2019, he received total compensation of approximately $400,000. His compensation was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. He also participates in benefit plans generally available to employees in comparable positions under similar terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERNA, INC.

Date: July 2, 2020	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Corporate Secretary